EXHIBIT 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF PLAINS GP HOLDINGS, L.P.

PURSUANT TO 18 U.S.C. 1350

I, Al Swanson, Chief Financial Officer of Plains GP Holdings, L.P. (the “Company”), hereby certify that:

(i)                                          the accompanying report on Form 10-Q for the period ended September 30, 2013 and filed with the Securities and Exchange Commission on the date hereof (the “Report”) by the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)                                       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Al Swanson
Name: Al Swanson
Date: November 22, 2013